EXHIBIT 3.3

                               16
NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT.



                        WARRANT AGREEMENT

                       FOR COMMON STOCK OF

                     NEURO BIOSCIENCE, INC.





          THIS CERTIFIES that, for value received, JANO HOLDINGS LIMITED, or its permitted assigns (collectively, the "Holder"), is entitled to purchase from NEURO BIOSCIENCE, INC., a UTAH corporation (the "Company"), at any time, and from time to time, during the exercise period referred to in Section 1 hereof, two million (2,000,000) fully paid, validly issued and nonassessable shares (the "Warrant Shares") of common stock of the Company, par value $0.001 (the "Common Stock") at an exercise price as referenced in attached note, subject to anti-dilution adjustments as provided herein (the "Warrant Share Price"). Securities issuable upon exercise of this Warrant and the exercise price payable therefor are subject to adjustment from time to time as hereinafter set forth. As used herein, the term "Warrant" shall include any warrant or warrants hereafter issued in consequence of the exercise of this Warrant Agreement in part or transfer of this Warrant in whole or in part. Capitalized terms used, and not defined, herein shall have the meanings ascribed thereto in the letter agreement, dated as of November 25, 2002, between the Company and the Holder (the "Letter Agreement").

          The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

          Subject to Section 4 of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant. Any transfer or assignment of this Warrant and Warrant Shares obtained by the Holder in exercise of this Warrant is subject to the requirements that such securities be registered under the Act and applicable state securities laws or exempt from registration under such laws to the satisfaction of the Company and its counsel.

1.   Exercise; Payment for Ownership Interest.

          (a) Upon the terms and subject to the conditions set forth herein, this Warrant may be exercised in whole or in part by the Holder hereof at any time, or from time to time, on or after the date hereof and prior to 5 p.m. New York time on November 25, 2008, by presentation and surrender of this Warrant to the principal offices of the Company, or at the office of its Transfer Agent (as hereinafter defined), if any, together with the  Purchase Form annexed hereto, duly executed, and accompanied by payment to the Company of an amount equal to the Warrant Share Price multiplied by the number of Warrant Shares as to which this Warrant is then being exercised; provided, however, that in each case, the minimum number of Warrant Shares as to which this Warrant is being exercised shall not be less than 1,000 Warrant
Shares; provided, further, that in the event of any merger, consolidation or sale of all or substantially all the assets of the Company resulting in any distribution to the Company's shareholders, prior to November 16, 2008, the Holder shall have the right to exercise this Warrant commencing at such time through November 25, 2008 into the kind and amount of shares of
stock   and  other  securities  and  property  (including   cash)
receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. Any transfer of Warrant Shares obtained by the Holder in exercise of this Warrant is subject to the requirement that such securities be registered under the Act, and applicable state securities laws or exempt from registration under such laws to  the  satisfaction of the Company and its counsel.  The Holder of  this  Warrant  shall be deemed to be  a  shareholder  of  the
Warrant  Shares  as  to  which  this  Warrant  is  exercised   in
accordance herewith effective immediately after the close of business on the date on which the Holder shall have delivered to the Company this Warrant in proper form for exercise and payment by certified or official bank check or wire transfer of the cash purchase price for the number of Warrant Shares as to which the exercise is being made, or by delivery to the Company of securities of the Company having a value equal to the cash purchase price for such number of Warrant Shares determined in good faith by the Board of Directors of the Company as of the date of delivery, notwithstanding that the stock transfer books of the Company shall be then closed or that certificates representing such Warrant Shares shall not then be physically delivered to the Holder.

(b) All or any portion of the Warrant Share Price may be paid by surrendering Warrants effected by presentation and surrender of this Warrant to the Company, or at the office of its Transfer Agent, if any, with a Cashless Exercise Form annexed hereto duly executed (a "Cashless Exercise"). Such presentation and surrender shall be deemed a waiver by the Company of the Holder's obligation to pay all or any portion of the aggregate Warrant Share Price. In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares for which the Holder desires to exercise this Warrant by a fraction, the numerator of which shall be the difference between the then current market price per share of the Common Stock and the Warrant Share Price, and the denominator of which shall be the then current market price per share of Common Stock. For purposes of any computation under this Section 3(b), the then current market price per share of Common Stock at any date shall be deemed to be the average for the ten consecutive business days immediately prior to the Cashless Exercise of the daily closing prices of the Common Stock on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the closing prices as reported by the Nasdaq National Market or, if applicable, the Nasdaq SmallCap Market, or if not then included for quotation on the Nasdaq National Market or the Nasdaq SmallCap Market, the average of the highest reported bid and lowest reported asked prices as reported by the OTC Bulletin Board or the National Quotations Bureau, as the case may be, or if not then publicly traded, the fair market price, not less than book value thereof, of the Common Stock as determined in good faith by the Board of Directors of the Company.
(c) If this Warrant shall be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder as to which the Warrant has not been exercised. If this Warrant is exercised in part, such exercise shall be for a whole number of Warrant Shares. Upon any exercise and surrender of this Warrant, the Company (i) will issue and deliver to the Holder a certificate or certificates in the name of the Holder for the largest whole number of Warrant Shares to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional Warrant Share to which the Holder otherwise might be entitled, cash in an amount equal to the fair value of such fractional Warrant Share (determined in such reasonable and equitable manner as the Board of Directors of the Company shall in good faith determine), and (ii) will deliver to the Holder such other securities, properties and cash which the Holder may be entitled to receive upon such exercise, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.
(d) In the event that JANO fails to find a Tranche upon receipt of notice requesting such funding as a result of a Pro Rata Event, the number of Warrant Shares that JANO may purchase pursuant to this Warrant shall be reduced to a number determined by multiplying 2,000,000 by a fraction, the numerator of which shall be the aggregate value of the Tranches funded and the denominator of which shall be the Maximum Funded Amount; provided, however, that in no event shall such number of Warrant Shares exercisable be reduced to less than the number of Warrant Shares previously purchased by JANO pursuant to this Warrant.
2. Anti-Dilution Provisions. The Warrant Share Price in effect at any time and the number and kind of securities issuable upon exercise of this Warrant and the Warrant Share Price shall be subject to adjustment from time to time upon happening of certain events as follows:

     2.1  Adjustments.  If the Company:

             (i) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

(ii) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares;
(iii) issues, by reclassification of its Common Stock, any shares of its capital stock;
then the number and kind of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted so that the Holder upon exercise hereof shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company that the Holder would have owned or have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 2.1 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or issuance. If, as a result of an adjustment made pursuant to this
Section 2.1, the Holder of this Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and any other class of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to all holders of Warrants promptly after such adjustment) shall determine the allocation of the adjusted Warrant Share Price between or among shares of such classes of capital stock or shares of Common Stock and such other class of capital stock.

          The   adjustment  to  the  number  of  Warrant   Shares
purchasable upon the exercise of this Warrant described  in  this
Section 2.1 shall be made each time any event listed in paragraphs (i) through (v) of this Section 2.1 occurs.

          In the event that at any time, as a result of an adjustment made pursuant to this Section 2.3, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained herein.

     2.2 Sale of Securities. In the event the Company at any time after the date of this Warrant but prior to the earlier to occur of the closing of either debt or equity financing in which the Company receives at least Four Million Dollars ($4,000,000) in
any   transaction  or  series  of  related  transactions,  issues additional Common Stock, convertible preferred stock, options, warrants, or other securities convertible into or exercisable for Common Stock other than securities currently outstanding as of the date hereof or issued upon the conversion or exercise of any securities outstanding as of the date hereof, at a purchase price per share of Common Stock less than the Warrant Share Price in effect immediately prior to such issuance or sale, then the Warrant Share Price shall be automatically reduced to such lower purchase price; and (ii) at any time after a Milestone Date, issues additional Common Stock, convertible preferred stock, options, warrants, or other securities convertible or exercisable for Common Stock other than securities currently outstanding as of the date hereof or issued upon the conversion or exercise of any securities outstanding as of the date hereof, at a purchase price per share of Common Stock less than the Warrant Share Price in effect immediately prior to such issuance or sale, then the Warrant Share Price shall be automatically reduced to such lower purchase price and the number of Warrant Shares shall be increased to a number determined by multiplying the number of Warrant Shares so purchasable immediately prior to the date of such issuance or sale by a fraction, the numerator of which shall be the Warrant Share Price in effect immediately prior to the adjustment required by this Section 2.2 and the denominator of which shall be the Warrant Share Price in effect immediately after such adjustment.

provided, however, that no adjustment to the Warrant Share Price or the number and kind of Warrant Shares shall be made pursuant to this Section 2.2 in the event the Company (a) grants options to employees, officers, directors or consultants of the Company pursuant to contracts or plans approved by the Board of Directors of the Company or (b) effectuates a repricing of any options previously issued pursuant to a stock option plan in accordance with the terms therewith as a result of the receipt by Holder of this Warrant; provided, however, that under no circumstances shall such repricing result in an exercise price less than the Warrant Share Price.

          (a) For the purpose of making any adjustment in the Warrant Share Price as provided in this Section 2.2, the consideration received by the Company for any issue or sale of Common Stock will be computed:

              (i)  to the extent it consists of cash, as the amount of cash received by the Company before deduction of any offering expenses payable by the Company and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Company in connection with such issue or sale;

(ii) to the extent it consists of property other than cash, at the fair market value of that property as determined in good faith by the Company's Board of Directors (irrespective of the accounting treatment thereof); and
(iii)     if Common Stock is issued or sold together with other
stock or securities (including convertible preferred stock,
options, warrants or securities convertible into or exchangeable for common stock) or other assets of the Company for a
consideration which covers both, as the portion of the
consideration so received that may be reasonably determined in good faith by the Company's Board of Directors to be allocable to such Common Stock; provided, however, that with respect to such other stock or securities, such consideration as determined by the Company's Board of Directors shall not be less than the total consideration received by the Company for the issuance of such other stock or securities plus the additional aggregate
consideration, if any, to be received by the Company upon
conversion or exchange thereof.
          (b) If the Company (i) issues, grants or sells any rights or options to subscribe for, purchase, or otherwise acquire shares of Common Stock, or (ii) issues or sells any security convertible into  shares of Common Stock, then, in each case, the  price  per share of Common Stock issuable on the exercise of the rights or options or the conversion of the securities will be determined by dividing the total amount, if any, received or receivable by the Company as consideration for the granting or sale of the rights or  options  or the issue or sale of the convertible  securities, plus  the  minimum  aggregate amount of additional  consideration
payable  to  the  Company  on  exercise  or  conversion  of   the
securities, by the maximum number of shares of Common Stock issuable on the exercise of conversion. Such granting or issue or sale will be considered to be an issue or sale for cash of the maximum number of shares of Common Stock issuable on exercise or conversion at the price per share determined under this Section
2.2, and the Warrant Share Price will be adjusted as above provided to reflect (on the basis of that determination) the issue or sale. No further adjustment of the Warrant Share Price will be made as a result of the actual issuance of shares of Common Stock on the exercise of any such rights or options or the conversion of any such convertible securities.

(c) Upon the redemption or repurchase of any such securities or the expiration or termination of the right to convert into, exchange for, or exercise with respect to, Common Stock, the Warrant Share Price will be readjusted to such price as would have been obtained had the adjustment made upon their issuance been made upon the basis of the issuance of only the number of such securities as were actually converted into, exchanged for, or exercised with respect to, Common Stock. If the purchase price or conversion or exchange rate provided for in any such security changes at any time, then, upon such change becoming effective, the Warrant Share Price then in effect will be readjusted to such price as would have been obtained had the adjustment made upon the issuance of such securities been made upon the basis of (i) the issuance of only the number of shares of Common Stock theretofore actually delivered upon the conversion, exchange or exercise of such securities, and the total consideration received therefor, and (ii) the granting or issuance, at the time of such change, of any such securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price or rate.
     2.3 Other Action Affecting Warrant Shares. If the Company takes any action affecting its shares of Common Stock after the date hereof, that would be covered by Sections 2.1 or 2.2 but for the manner in which such action is taken or structured, which would in any way diminish the value of this Warrant, then the Warrant Share Price shall be adjusted in such manner as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances.

2.4 Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Warrant Share Price pursuant to this Section 2, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment, including a statement of the adjusted
Warrant Share Price or adjusted number of shares of Common Stock, if any, issuable upon exercise of each Warrant, describing the transaction giving rise to such adjustments and showing in detail the facts upon which such adjustment or readjustment is based.
The Company will forthwith mail, by first class mail, postage prepaid, a copy of each such certificate to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, and to its Transfer Agent.
2.5  Other Notices.  If at any time:
          (a) the Company shall (i) offer for subscription pro rata to the holders of shares of the Common Stock any additional equity in the Company or other rights; (ii) pay a dividend in additional shares of the Common Stock or distribute securities or other property to the holders of shares of the Common Stock (including, without limitation, evidences of indebtedness and equity and debt securities); or (iii) issue securities convertible into, or rights or warrants to purchase, securities of the Company;

(b) there shall be any capital reorganization or reclassification or consolidation or merger of the Company with, or sale, transfer or lease of all or substantially all of its assets to, another entity; or
(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;
then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least 15 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such subscription rights, dividend, distribution or issuance, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days' prior written notice of the date when the same shall take place if no stockholder vote is required and at least 15 days' prior written notice of the record date for stockholders entitled to vote upon such matter if a stockholder vote is required. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such subscription rights, the date on which the holders of shares of Common Stock shall be entitled to exercise their rights with respect thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

     2.6 Adjustment Calculations. No adjustment in the Warrant Share Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this
Section 2.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 2 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

3. No Voting Rights. Except as otherwise provided herein, this Warrant shall not be deemed to confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

4. Warrants Transferable. This Warrant and all rights hereunder are transferable, in whole or in part, at the principal offices of the Company by the Holder hereof, upon surrender of this Warrant properly endorsed provided, however, that in each case the minimum number of Warrant Shares being transferred by the Holder shall not be less than 1,000 Warrant Shares; provided, further, that without the prior written consent of the Company, this Warrant and all rights hereunder may be transferred only (i) to an affiliate of the initial Holder hereof or successor in interest to any such person in a transaction exempt from registration under the 1933 Act; or (ii) pursuant to the registration of this Warrant or the Warrant Shares under the 1933 Act or subsequent to one year from the date hereof pursuant to an available exemption from such registration.
5. Warrants Exchangeable; Assignment; Loss, Theft, Destruction, Etc. This Warrant is exchangeable, without expense, upon surrender hereof by the Holder hereof at the principal offices of the Company, or at the office of its Transfer Agent, if any, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the Warrant Shares which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe for and purchase such Warrant Shares as shall be designated by such Holder hereof at the time of such surrender. Upon surrender of this Warrant to the Company at its principal office, or at the office of its Transfer Agent, if any, with an instrument of assignment duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company, or at the office of its Transfer Agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the Holder hereof a new Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the Warrant Shares which may be subscribed for and purchased hereunder. Any such new Warrant executed and delivered shall constitute an additional contractual obligation of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.
6. Legends; Investment Representations. Any certificate evidencing the securities issued upon exercise of this Warrant shall bear a legend in substantially the following form:
     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER SECURITIES LAWS, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY OTHER APPLICABLE SECURITIES LAWS IS AVAILABLE.

Upon the registration, under the 1933 Act, of the securities issued upon exercise of the Warrant such legend shall be removed from the certificate evidencing such securities.

7. Modifications and Waivers. The Holder of this Warrant acknowledges and agrees that the terms of this Warrant may be amended, modified or waived only by the written agreement between the Holder and the Company.

8. Miscellaneous. The Company shall pay all expenses and other charges payable in connection with the preparation, issuance and delivery of this Warrant and all substitute Warrants. The Holder shall pay all taxes (other than any issuance taxes, including, without limitation, documentary stamp taxes, transfer taxes and other governmental charges, which shall be paid by the Company) in connection with such issuance and delivery of this Warrant and the Warrant Shares. In addition, the Holder shall pay all taxes in connection with any sale, assignment or other transfer of this Warrant.
          The Company shall maintain, at the office or agency of the Company maintained by the Company, books for the registration and transfer of the Warrant.

9. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, solely for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of this Warrant, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of this Warrant.

          The Company or, if appointed, the Transfer Agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to the Holder pursuant to Section 2.6 hereof.

          The Company covenants that all Warrant Shares which may be issued upon exercise of this Warrant will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

10.  Registration.

          A. Demand Registration Rights. Commencing on the one-year anniversary of the date hereof and at any time thereafter, if at any time the Company shall receive from one or more Holders a written request that the Company register not less than a majority of all of the Registrable Securities (as defined below) identified in such request under the Act, the Company agrees that on  one (1) such occasion only it shall prepare and file promptly with the Securities and Commission a registration statement under the Act covering an amount equal to the shares of Registrable Securities held by such requesting Holders and agrees to use its best efforts to cause such registration statement to become effective as expeditiously as possible. Upon the receipt of such request, the Company agrees to give promptly written notice to all  Holders of Registrable Securities that such registration  is
to   be  effected.   The  Company  agrees  to  include  in   such
registration statement those shares of Registrable Securities from the Holders of which it has received written requests for registration within the thirty (30) day period after such Holders' receipt of written notice from the Company. "Registrable Securities" means the Warrant Shares (as such shares may have been adjusted from time to time pursuant to the anti-dilution provisions of this Warrant), except that any such Warrant Shares shall cease to be Registrable Securities when they have been sold, transferred or otherwise disposed of or exchanged pursuant to a registration statement under the Act.

          The Company shall not be required to effect a registration pursuant to this Section 10.A. if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 10.A, a certificate signed by the Chief Operating Officer of the Company stating that in the good faith of the Board of Directors of the Company that the Company (1) has reached a "probable" state on an acquisition with respect to which the Company reasonably believes it is required by the Act to include in a registration statement information and financial statements concerning such application or (2) has completed such an acquisition but has not yet filed the financial statements required by Item 7 of Form 8-K under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, then the Company shall have the right to defer such filing until 30 days after the financial statements required by Item 7 of the Exchange Act are filed with the SEC with respect to either such acquisition. If the Company shall postpone the filing of any registration statement, Holders holding in the aggregate 50% or more of the number of Registrable Securities requested to be included in such registration statement shall have the right to withdraw their requests for such registration by giving notice to the Company within 15 days of the notice of postponement. Such withdrawal request shall be deemed to apply to all Holders who had requested to have such Registrable Securities included in such registration statement. In the event that any Holders withdraw their request in the foregoing manner, such request shall not be counted for purposes of determining the number of registrations to which the Holders are entitled pursuant to this Section 10.A. Notwithstanding anything herein to the contrary, under no circumstances shall the Company be permitted to defer a filing pursuant to this paragraph more than once during any twelve (12) month period.

          B. "Piggyback" Registration Rights. From and after the date hereof, each time the Company shall determine to prepare and file a registration statement under the Act with respect to any of its securities  (other  than  pursuant to  Section  10.A.  hereof  or pursuant  to a registration statement on Form S-4, S-8  or  other limited  purpose form) in connection with the proposed offer  and sale  for  money  of  any of its securities either  for  its  own account  or  on behalf of any other security holder, the  Company agrees  to  give prompt prior written notice of its determination to the Holder of Registrable Securities, which notice shall offer to such Holders the opportunity to register 150% of the number of shares  of  Registrable Securities, as each Holder  may  request.
Upon the written request of a Holder of any shares of Registrable
Securities  given within thirty (30) days after  the  receipt  of such  written notice from the Company, the Company agrees to  use its best efforts to cause all of such Registrable Securities, the
Holders  of which have so requested registration thereof,  to  be included in such registration statement and registered under  the
Act,  all  to  the extent necessary to permit the sale  or  other
disposition  by  the  prospective  seller  or  sellers   of   the
Registrable Securities to be so registered. Notwithstanding any other provision of this Warrant, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company and second, to the Holders electing to participate in the registration on a pro rata basis based on the total number of Registrable Securities held by such participating Holders.

C. Expenses of Registration. Except as specifically set forth herein, all registration expenses (including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such regulation) incurred in connection with any registration, qualification or compliance pursuant to Section 10.A. or 10.B. shall be borne by the Company. All applicable underwriting documents and selling commissions shall be borne by the Holder of Registrable Securities so registered pro rata on the basis of the number of shares so requested.
D. Further Agreements. In connection with any registration of Registrable Securities contemplated under this Section 10, the Company and each of the Holders requesting registration agree to enter into customary agreements regarding the furnishing of information by such Holders for the registration statements and indemnification.
11.   Descriptive  Headings and Governing Law.   The  descriptive
headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this
Warrant.   This  Warrant  shall  be  construed  and  enforced  in
accordance with the laws of the State of New York, and the rights of the parties shall be governed by, the law of such State.



                    [Signature page follows]

          IN WITNESS WHEREOF, this Warrant Agreement has been executed as of the 25 day of November, 2002.

                              NEURO BIOSCIENCE, INC.

                              By:__________________________
                              ______
                                 Name:
                                 Title:

                          PURCHASE FORM


                                           Dated:__________, ____



          The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____ Warrant
Shares and hereby makes payment of $_____________ in payment of the exercise price thereof.

                        ________________________________________
                        __
                        CASHLESS EXERCISE



                                           Dated:__________, ____



          The undersigned irrevocably elects to exercise the within Warrant for ___ Warrant Shares and hereby makes payment pursuant to the Cashless Exercise provision of the within Warrant, and directs that the payment of the Warrant Share Price be made by cancellation as of the date of exercise of a portion of the within Warrant in accordance with the terms and provisions of Section 3(b) of the within Warrant.



                        ________________________________________
                        _


                       FORM OF ASSIGNMENT

   [To be completed and signed only upon transfer of Warrant]


      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________ the right represented by the within Warrant to purchase ________ shares of Common Stock of _____________ to which the within Warrant relates and appoints
_____________  attorney to transfer said right on  the  books  of
___________________ with full power of substitution in the premises.

Dated:  _________ __, 200_


                         ______________________________________
                         (Signature must conform in all respects
to name
                         of holder as specified on the face of
the Warrant)


                         Address of Transferee:

                         ________________________
                         ________________________
                         ________________________


In the presence of:

_______________________